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                                                                    EXHIBIT 10.2




                                ESCROW AGREEMENT


ESCROW AGREEMENT dated as of August 20, 1998, among SUPERIOR CONSULTANT HOLDINGS CORPORATION, a Delaware corporation ("Superior") ENTERPRISE CONSULTING GROUP, INC., a Michigan corporation and wholly-owned subsidiary of Superior ("Enterprise"), WHITTAKER CORPORATION, a Delaware corporation ("Whittaker"), AVIANT INFORMATION, INC., a California corporation and wholly-owned subsidiary of Whittaker ("Aviant") and First of America Bank, a national banking association (the "Escrow Agent").

                              PRELIMINARY STATEMENT

         A. Superior, Enterprise, Whittaker and Aviant are parties to an Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement"), providing for, among other things, the acquisition by Enterprise of certain assets of Aviant (the "Purchase").

         B. The Asset Purchase Agreement provides that certain funds will be placed in escrow as security for collection of certain accounts receivable being purchased by Enterprise from Aviant and as security against any breaches of representations, warranties or covenants made by Whittaker and Aviant in the Asset Purchase Agreement.

         C. This Escrow Agreement is intended to govern the retention and disposition of the escrowed funds.


         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Superior, Enterprise, Whittaker, Aviant and the Escrow Agent covenant and agree as follows:

         1. Definitions. Capitalized terms used herein, except to the extent otherwise defined, have the meanings ascribed to them in the Asset Purchase Agreement. This Section 1 is intended to provide a cross-reference for the ease of the parties only and does not constitute or make the Escrow Agent a party to the Asset Purchase Agreement nor subject to any of the provisions, terms or conditions of the Asset Purchase Agreement.

         2. Escrow Agent. As contemplated by the Asset Purchase Agreement, the Escrow Agent is hereby designated and appointed by Superior, Enterprise, Whittaker and Aviant, and the Escrow Agent hereby accepts such designation and appointment and agrees to act, in accordance with and subject to the terms of this Escrow Agreement, as Escrow Agent for the purpose of accepting from Enterprise, holding, and paying out to Enterprise and/or Aviant, as the case may be, the Escrow Amount.


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         3. ESCROW AMOUNT.

         (a) Deposit of Escrow Amount. At the Closing, Enterprise shall deliver or cause to be delivered to the Escrow Agent an amount in cash equal to the sum of (i) 10% of the Purchase Price plus (ii) 50% of the estimated value of the Accounts Receivable which on the Closing Date have been outstanding for 90 days or less (the "Under 90 Receivables") plus (iii) 100% of the estimated value of the Accounts Receivable which on the Closing Date have been outstanding for more than 90 days (the "Over 90 Receivables"). Following the Closing, Enterprise shall deliver or cause to be delivered to Escrow Agent an amount equal to (x) 50% of any additional Under 90 Receivables determined to exist (under the procedures contemplated in Section 2.8 of the Asset Purchase Agreement) as of the Closing Date plus (y) 100% of any additional Over 90 Receivables determined to exist as of the Closing Date under such procedures.. The amounts delivered to the Escrow Agent pursuant to the preceding two sentences are hereafter referred to as the "Escrow Amount." Funds constituting the Escrow Amount shall be delivered under an account name which indicates that the funds are held in escrow for the benefit of Superior, Enterprise, Whittaker and Aviant, and the Escrow Agent shall acknowledge receipt thereof in escrow for the benefit of Superior, Enterprise Whittaker and Aviant. Escrow Agent shall have no duty to verify that it has received the correct amount of funds as described above. Escrow Agent is hereby directed to deposit the funds received for the Escrow Amount into the above-described account.

         (b) Application of the Escrow Amount. The Escrow Amount shall be applied by the Escrow Agent exclusively to the making of the payments provided for herein.

         4. RECOVERY OF UNCOLLECTED ACCOUNTS RECEIVABLE.

         (a) Delivery of Collection Notices. No later than the 10th day of each calendar month commencing with the first month following the month in which the Closing occurs, Enterprise shall deliver to Whittaker, Aviant and the Escrow Agent a notice (each a "Collections Notice") setting forth (i) the dollar value of all Accounts Receivable collected by Enterprise during the immediately preceding calendar month, (ii) the portion of such amount attributable to Under 90 Receivables and the portion attributable to Over 90 Receivables and (iii) a calculation indicating 50% of the value of the Under 90 Receivables, and 100% of the value of the Over 90 Receivables, which in each case have not been collected as of the date of the Notice. The Escrow Agent, as soon as practicable and in any event within three business days after receipt of such notice, shall disburse to Aviant from the Escrow Amount (by wire transfer to an account designated by Aviant) such amount as shall cause the remaining Escrow Amount to thereafter equal the amount deposited pursuant to Section 3(a)(i), less amounts theretofore disbursed for Warranty Expenses as contemplated in Section 5, plus
(i) 50% of the value of the Under 90 Receivables which have not been collected as of the disbursement date and (ii) 100% of the Over 90 Receivables which have not been collected as of the disbursement date, in each case based on the most recent Collection Notice received by the Escrow Agent through such date. There shall also be disbursed to Aviant at such time interest or earnings actually earned on the funds disbursed in accordance with Section 7, less any unpaid fees or expenses which the Escrow Agent may be entitled to deduct therefrom pursuant to the terms of this Agreement.


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         (b) Delivery of Uncollected Receivables Notice. By the earlier of (i)
the date as of which Enterprise has collected all of the Accounts Receivable or
(ii) ten (10) days following the date which is six months after the Closing Date, Enterprise shall deliver to Whittaker, Aviant and the Escrow Agent a notice setting forth the dollar value of all Accounts Receivable which have not been collected by Enterprise as of such date together with the reasonable out-of-pocket costs of collection incurred by Buyer in collecting or attempting to collect the Accounts Receivable (the "Uncollected Receivables Notice"). Enterprise shall deliver the Uncollected Receivables Notice even if the dollar amount of such uncollected Accounts Receivable is $-0-.

         (c) Disbursement to Enterprise. As soon as practicable and in any event within three business days after receipt of the Uncollected Receivables Notice, the Escrow Agent shall disburse to Enterprise from the Escrow Account the dollar value of the uncollected Accounts Receivable (if any) and collection expenses set forth in the Uncollected Receivables Notice, together with interest or earnings actually earned on the funds disbursed in accordance with Section 7, less any unpaid fees or expenses which the Escrow Agent may be entitled to deduct therefrom pursuant to the terms of this Agreement. Such amount shall be disbursed by wire transfer to an account designated by Enterprise.

         (d) Disbursement to Aviant. As soon as practicable and in any event within three business days after receipt of the Uncollected Receivables Notice, the Escrow Agent shall disburse to Aviant from the Escrow Account an amount equal to

           (i) the sum of

                  (A) the amounts deposited pursuant to clauses (ii) and (iii) of Section 3(a) plus

                  (B) any amounts delivered to the Escrow Agent by Enterprise after Closing in respect of additional Accounts Receivable as contemplated in clauses (x) and (y) of Section 3(a) above,


                  less

           (ii) the sum of

                  (A) all amounts previously disbursed to Aviant pursuant to
         Section 4(a) and

                  (B) the amount of the uncollected Accounts Receivable identified in the Uncollected Receivables Notice,


         together with interest or earnings actually earned on the funds disbursed in accordance with Section 7, less any unpaid fees or expenses which the Escrow Agent may be entitled to deduct therefrom pursuant to the terms of this Agreement.


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         5. RECOVERY OF WARRANTY EXPENSES.

         (a) Delivery of Notice. At any time prior to the first anniversary of the Closing Date (or, as provided in Section 5(e) below, the second anniversary of the Closing Date), Enterprise may submit to the Escrow Agent, Whittaker and Aviant a written notice relating to Warranty Expenses which Enterprise has incurred or has determined that it may incur and for which Enterprise is entitled to be indemnified under the provisions of Article 9 of the Asset Purchase Agreement (a "Warranty Expense Notice"). Each Warranty Expense Notice shall set forth the representation, warranty or covenant contained in the Asset Purchase Agreement which has been breached and which gives rise to the Warranty Expense, the estimated amount of the Warranty Expense together with a detailed calculation thereof, whether the Warranty Expense relates to litigation, arbitration or other proceedings commenced by a third party and whether such Warranty Expense has been incurred or not yet incurred. If the Warranty Expense relates to such a third party claim, the copy of the Warranty Expense Notice submitted to Whittaker and Aviant shall be accompanied by a copy of the summons and complaint, demand for arbitration or other document setting forth the nature of the third party claim. In the event the Warranty Expense has not yet been incurred, the Warranty Expense Notice shall include a statement that such Warranty Expense shall not be paid by the Escrow Agent until the conditions of
Section 6(g) have been satisfied.

         (b) Dispute of Warranty Claim. In the event Whittaker or Aviant disputes any claim for Warranty Expenses detailed in a Warranty Expense Notice, Whittaker or Aviant shall notify Enterprise and the Escrow Agent in writing (a "Disputed Warranty Expense Notice") within twenty (20) days after receipt of the Warranty Expense Notice, setting forth a detailed description of the basis for its dispute of the Warranty Expenses claimed.

         (c) Disbursement to Enterprise. If Whittaker or Aviant does not deliver a Disputed Warranty Expense Notice to Enterprise and Escrow Agent within twenty
(20) days after receipt of the Warranty Expense Notice, the Escrow Agent shall promptly disburse to Enterprise from the Escrow Account the amount of Warranty Expenses claimed, but not in excess of (i) the amount deposited into the Escrow Account pursuant to clause (i) of Section 3(a) less (ii) any amounts previously disbursed to Enterprise for Warranty Expenses under the provisions of this
Section 5(c), together with interest or earnings actually earned on the funds disbursed in accordance with Section 7, less any unpaid fees or expenses which the Escrow Agent may be entitled to deduct therefrom pursuant to the terms of this Agreement.

         (d) Disbursement to Aviant. On the first anniversary of the Closing Date (or, as provided in Section 5(e) below, the second anniversary of the Closing Date), the Escrow Agent shall disburse to Aviant from the Escrow Account the funds then in the Escrow Account less the amount of all claims for Warranty Expenses set forth in a Warranty Expense Notice which have been disputed by Aviant and not resolved. There shall also be disbursed to Aviant interest or earnings actually earned on the funds disbursed, in accordance with Section 7, less any unpaid fees or expenses which the Escrow Agent may be entitled to deduct therefrom pursuant to the terms of this Agreement.


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         (e) Extension of Escrow Term. Enterprise, Superior, Aviant and
Whittaker agree that in the event that, prior to the first anniversary of the Closing Date, Whittaker has consummated, or has announced its intention to engage in, a transaction involving the sale of all or substantially all of its assets to a third party acquiror, then, upon delivery to the Escrow Agent no later than 5:00 p.m. Detroit time on the day before the first anniversary of the Closing Date of a written notice by Enterprise, Superior, Aviant or Whittaker that such an event has occurred, amounts which would otherwise be disbursed by Escrow Agent pursuant to Section 5(d) shall be held, under all of the terms and conditions of this Agreement, until the second anniversary of the Closing Date, and Enterprise shall be entitled to deliver a Warranty Expense Notice under
Section 5(a) relating to any Warranty Expenses which, prior to such time, Enterprise has incurred or has determined that it may incur and for which Enterprise is entitled to be indemnified under the provisions of Article 9 of the Asset Purchase Agreement. All other provisions of this Agreement which have not by their terms expired or been fully performed shall remain in full force and effect during such extended period.

         6. RESOLUTION OF DISPUTES.

         (a) Escrow Agent to Retain Funds. If Whittaker or Aviant have delivered a Disputed Warranty Expense Notice in accordance with Section 5(b) above, and if Enterprise, Whittaker and Aviant are unable to agree regarding any claim for Warranty Expenses made by Enterprise pursuant to Section 5 above, the Escrow Agent shall continue to hold the amounts claimed, but not in excess of (i) the amount deposited pursuant to Section 3(a)(i) less (ii) any amounts previously disbursed to Enterprise for Warranty Expenses under the provisions of Section 5(c), plus interest or earnings actually earned thereon in accordance with
Section 7.

         (b) Arbitration. Enterprise and Aviant shall use their best efforts to resolve disputes regarding claims for Warranty Expenses. If they are unable to resolve any dispute within fifteen (15) days following the delivery of Whittaker's or Aviant's Disputed Warranty Expense Notice, the dispute shall be submitted for arbitration in accordance with the commercial arbitration rules of the American Arbitration Association except as specified herein. The arbitration shall take place in Southfield, Michigan. Escrow Agent shall not be made a party to the arbitration and shall have no obligation to insure that any of the provisions of this Agreement relating to the conduct of the arbitration are observed or followed. The arbitrator shall be chosen from among candidates supplied by the American Arbitration Association who have experience in matters relating to the acquisition and sale of business enterprises and business assets.

         (c) Scope of Arbitration. The arbitration shall be limited to issues relating to the proper disposition of funds in the Escrow Account pursuant to the terms of this Agreement and the Asset Purchase Agreement, and the arbitrator shall have no authority to determine, decide or resolve any other disputes, issues or disagreements arising with respect to the Asset Purchase Agreement or the transactions contemplated thereunder.

         (d) Conduct of Arbitration. The arbitrator shall substantially comply with the Michigan rules of evidence; shall grant essential but limited discovery; shall provide for the exchange of witness lists and exhibit copies; and shall conduct a pretrial conference and consider dispositive


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motions. Each party shall have the right to request the arbitrator to make findings of specific factual issues. The arbitrator shall decide all issues and disputes in conformity with applicable law and shall have no authority to alter the terms of this Agreement or the Asset Purchase Agreement. The arbitrator shall not have authority to award special, consequential, exemplary or punitive damages. The arbitrator shall complete its proceedings and render its decision within forty (40) days after submission of the dispute to it, unless both parties agree to an extension. Each party shall cooperate with the arbitrator to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrator to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party.

         (e) Decision and Award. The decision of the arbitrator shall be final and binding upon the parties and a judgment by a court of competent jurisdiction may be entered in accordance therewith. The award may be appealed by the parties only upon such grounds as may exist under the Federal Arbitration Act, 9 U.S.C.
Section 1 et seq., and any such appeal shall be commenced within thirty days after the arbitrator delivers his or her decision. If the arbitrator determines that a party has failed to act in good faith or with a reasonable basis in connection with the dispute, the arbitrator shall be entitled to award, against the party so acting, the fees and expenses of the arbitration and the costs and expenses incurred by the other party in connection with the arbitration, including but not limited to reasonable attorneys' fees. In the absence of such a finding, the fees and expenses of the arbitration shall be borne 50% by Superior and Enterprise on the one hand and 50% by Whittaker and Aviant on the other (except that each party shall be solely responsible for the fees and expenses of its counsel and other professionals and experts retained by it).

         (f) Delivery of Award to Escrow Agent. Upon receipt of an opinion of counsel to Superior, Enterprise, Whittaker or Aviant, stating that such counsel has received and reviewed the arbitrator's decision or any court order enforcing it (a copy of which shall be attached), and that the arbitrator's decision or court order constitutes a final, non-appealable decision or order (as applicable), the Escrow Agent shall disburse to Enterprise from the Escrow Account the amount of Warranty Expenses found owing by the arbitrator (as same may be modified by the results of any appeal), up to a maximum of the amount deposited pursuant to Section 3(a)(i) less amounts previously disbursed to Enterprise for Warranty Expenses, and shall disburse to Aviant the principal amount, if any, remaining in the Escrow Account, in each case together with interest or earnings actually earned on the funds disbursed as set forth in
Section 7, less any unpaid fees or expenses which the Escrow Agent may be entitled to deduct therefrom pursuant to the terms of this Agreement.

         (g) Claims for Warranty Expenses Not Yet Incurred. Only claims for Warranty Expenses actually incurred shall be paid (subject to resolution of any dispute with respect thereto as provided herein) from the Escrow Amount. If, on or before the first anniversary of the Closing Date, Enterprise has submitted a Warranty Expense Notice for Warranty Expenses not yet incurred, then unless Enterprise and Aviant otherwise jointly instruct the Escrow Agent, the amount claimed in such Warranty Expense Notice shall be retained by the Escrow Agent until such time as the amount of such Warranty Expenses actually incurred by Enterprise becomes fully liquidated and known and such claim is settled in accordance with the procedures set forth herein.


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         7.  TREATMENT OF EARNINGS. Interest or earnings actually earned on the funds in the Escrow Account shall be credited to a separate interest sub-account. As set forth in the foregoing Sections, such interest or earnings shall be disbursed pro rata along with principal amounts of the Escrow Account, so that parties receiving distributions of any portion of the principal amount shall also receive interest or earnings actually earned on that portion of the principal amount (subject in each instance to the right of the Escrow Agent to deduct any unpaid fees or expenses which it may be entitled to deduct from such earnings pursuant to the terms of this Agreement). The pro rata amounts of interest or earnings distributed with respect to any principal amount disbursed shall be determined by multiplying the amount contained in the interest sub-account on the disbursement date by a fraction, the numerator of which is the principal amount to be disbursed and the denominator is the total principal amount in the Escrow Account on the disbursement date.

         8. WITHHOLDING. Anything herein to the contrary notwithstanding, the Escrow Agent shall be authorized to withhold taxes from payments made from the Escrow Amount, to the extent required by law.

         9. INVESTMENT BY ESCROW AGENT. The Escrow Agent shall, as directed by Enterprise, invest the Escrow Amount in (i) obligations of, or fully guaranteed by, the United States of America or any agency thereof, (ii) commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's, (iii) Certificates of Deposit (having a term of not more than 90 days) issued by a commercial bank having at least $10 billion in assets or (iv) upon the concurrence of Aviant, in units of a money market mutual fund, including without limitation any offered by Escrow Agent or an affiliate of Escrow Agent, after the party directing such investment has received a prospectus. Absent its receipt of such investment directions from Enterprise, the Escrow Agent shall invest the Escrow Amount, and any interest or earnings thereon, in one of the instruments described in clauses (i), (ii) or (iii) above, as directed by Aviant, or, in the absence of directions from Enterprise or Aviant, in the Parkstone Treasury Money Market Fund Institutional Shares. Any interest or earnings with respect to such investment of the Escrow Amount shall be paid as set forth in this Agreement. If for any reason the Escrow Amount is inadequate to pay the amounts that Aviant is entitled to hereunder, Enterprise shall be liable for the payment of such additional amounts as are required.

         10. CONCERNING THE ESCROW AGENT. In performing its duties under this Escrow Agreement and notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent, including its officers, directors, employees and agents:

         (a) is authorized to act upon any statement, consent, agreement or other instrument, not only as to its due execution, its validity and the effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine and to have been signed by a proper person or persons;

         (b) shall have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder and shall be under no duty to make any investigation or any inquiry as to any statements contained or matters referred to in any such writing;



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         (c) shall be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto and shall be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind.

         (d) shall have no liability for any action or omission to act with respect to its duties under this Escrow Agreement so long as it shall have acted in good faith and without gross negligence;

         (e) shall have no responsibility or liability for any diminution which may result from any investments or reinvestments made in accordance with any provision which may be contained herein and shall be entitled to sell or liquidate any such investments at such time and in such amounts as it deems necessary to pay out and disburse funds as provided in this Agreement;

         (f) shall have no obligation to make any payments hereunder (i) except from the Escrow Amount and any earnings thereon and (ii) until it has received from the party entitled to such payment an IRS Form W-9;

         (g) shall be entitled to refrain from taking any action contemplated by this Agreement in the event it becomes aware of any disagreement between the parties as to any facts or the happening of any event precedent to such action.

         (h) shall have no obligation to report any earnings on the Escrow Amount or to prepare any federal, state or local tax return in connection therewith except to the extent the Escrow Agent is required by law to make any such report or prepare any such return.

         (i) Escrow Agent is not obligated to render any statements or notices of non-performance hereunder to any party hereto but may in its discretion inform any party hereto or its authorized representative of any matters pertaining to this Agreement.

         (j) Escrow Agent shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any condition hereunder, unless it has actually received written notice thereof from one of the parties pursuant to Section 14 hereof, such notice clearly referring to this Agreement. Unless it is specifically otherwise provided herein, Escrow Agent has no duty to determine or inquire into the happening or occurrence of any event or contingency or the performance or failure of performance of Enterprise or Aviant hereunder, with the Escrow Agent's sole duty hereunder being to safeguard the Escrow Amount and to disburse the same in accordance with this Agreement; provided, however, that if Escrow Agent is called upon by the terms of this Agreement to determine the occurrence of any event or contingency, Escrow Agent may request from Enterprise or Aviant such additional evidence as Escrow Agent in its sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and in connection therewith may make inquiries of, and consult with, among others, Enterprise or Aviant at any time.


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         (k) It is the intention of the parties hereto that Escrow Agent shall never be required to use or advance its own funds or (except as expressly provided in Section 11) otherwise incur personal financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

         (l) Escrow Agent may consult with legal counsel selected and retained by it and shall be fully protected with respect to any action or inaction under this Agreement taken or suffered in good faith by Escrow Agent in accordance with and reliance upon the opinion of such counsel.

         11. INDEMNIFICATION OF THE ESCROW AGENT. Each of Superior and Enterprise on the one hand, and Whittaker and Aviant on the other, jointly and severally covenant and agree to indemnify the Escrow Agent and its officers, directors, employees and agents (collectively, the "Indemnitees" and individually an "Indemnitee") and to hold each of them harmless against any fees, loss, liability, expense, claims, damages or judgments (including reasonable attorneys' fees and expenses) arising out of or in connection with the performance of the Escrow Agent's duties hereunder, including the cost and expenses of defending themselves against any such claim or liability in connection therewith, except that the none of the foregoing shall be indemnified against any such loss, liability or expense arising out of the Escrow Agent's or their bad faith, gross negligence or willful misconduct in connection with the performance of the Escrow Agent's obligations hereunder. Each of Superior and Enterprise on the one hand, and Whittaker and Aviant on the other, shall be liable for 50% of all amounts to which the indemnity set forth herein applies. An Indemnitee seeking indemnification hereunder shall deliver notice of a claim for indemnification to Superior, Enterprise, Whittaker and Aviant, together with a copy of any written assertion of the claim against the Indemnitee or of the summons or other legal process commencing any action against the Indemnitee, promptly (and in any event within 10 business days) after the Indemnitee shall have received any such written assertion of the claim or shall have been served with the summons or other legal process, giving information as to the nature and basis of the claim. The failure of an Indemnitee to deliver notice to Superior, Enterprise, Whittaker and Aviant of any such claim shall relieve Superior, Enterprise, Whittaker and Aviant from liability under this indemnity to the extent of any prejudice in defending the action which results from the failure. Superior, Enterprise, Whittaker and Aviant shall be entitled to assume the defense of any suit brought against any Indemnitee to enforce any such claim. The Indemnitee thereafter may continue to participate in the action, suit or legal proceeding, but subsequent to the assumption by Superior, Enterprise, Whittaker or Aviant of such defense, Superior, Enterprise, Whittaker and Aviant shall not be obligated to indemnify the Indemnitee for legal fees and expenses of the Indemnitee thereafter incurred (provided that Superior and Enterprise and/or Whittaker and Aviant continue to defend such action in good faith until concluded). No Indemnitee shall be under any obligation to institute or defend any action, suit or legal proceeding in connection therewith, unless first indemnified in accordance with the foregoing. The indemnification obligation set forth herein shall survive the expiration or termination of this Agreement until expiration of any applicable statute of limitations.


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         12. FEES AND EXPENSES OF THE ESCROW AGENT.

         (a) Escrow Agent shall be entitled to compensation for its services hereunder in amounts as set forth on Schedule A to this Agreement and to reimbursement of its reasonable out-of-pocket expenses and disbursements including, but not by way of limitation, the fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties hereunder, all to be paid 50% by Superior and Enterprise on the one hand and 50% by Whittaker and Aviant on the other. The Escrow Agent shall be entitled to recover fees and expenses that the Escrow Agent is entitled to be paid or reimbursed hereunder and amounts for which the Escrow Agent or any other Indemnified Party is entitled to indemnification under Section 11 hereof, and is granted a lien on, amounts deposited in the Escrow Account and amounts actually earned thereon, if such amounts have not been paid to the Escrow Agent within 30 days after the Escrow Agent has delivered a statement of such amounts to each of the parties hereto other than the Escrow Agent. If Escrow Agent shall be required to perform extraordinary services not contemplated herein, Escrow Agent shall receive reasonable additional compensation therefor, such compensation to be paid 50% by Superior and Enterprise on the one hand and 50% by Whittaker and Aviant on the other. Escrow Agent shall not be required to institute or maintain litigation unless indemnified to its satisfaction for its counsel fees, costs, disbursements and all other costs, expenses and liabilities to which it may, in its judgment, be subjected to in connection with such action.

         (b) Superior and Enterprise hereby jointly and severally indemnify and agree to hold harmless Whittaker and Aviant from and against any and all costs, expenses, liabilities and obligations that Whittaker and/or Aviant may incur as a result of (i) any failure by Superior and Enterprise to pay 50% of the Escrow Agent's fees and expenses as provided in Section 12(a) or (ii) any act or omission by Superior or Enterprise that results in the Escrow Agent or any other Indemnified Party becoming entitled to indemnification under Section 11 hereof. Whittaker and Aviant hereby jointly and severally indemnify and agree to hold harmless Superior and Enterprise from and against any and all costs, expenses, liabilities and obligations that Superior and/or Enterprise may incur as a result of (i) any failure by Whittaker and Aviant to pay 50% of the Escrow Agent's fees and expenses as provided in Section 12(a) or (ii) any act or omission by Whittaker or Aviant that results in the Escrow Agent or any other Indemnified Party becoming entitled to indemnification under Section 11 hereof. For purposes of this subsection, the commencement by a party to this Agreement of a lawsuit, arbitration or other proceeding shall not be deemed to be an act resulting in the Escrow Agent or any other Indemnified Party becoming entitled to indemnification hereunder if the party or parties commencing such lawsuit prevail therein. In the event that the Escrow Agent or other Indemnified Party is paid any amount under Section 11 and Superior and Enterprise, on the one hand, and Whittaker and Aviant, on the other, dispute which of such parties is required to indemnify the other under this subsection (b), such dispute shall be settled by arbitration in accordance with Section 6. This subsection (b) sets forth rights and obligations as between Superior and Enterprise, on the one hand, and Whittaker and Aviant, on the other, and shall not be deemed to affect the rights or obligations of the Escrow Agent as otherwise set forth in this Agreement, nor shall the Escrow Agent have any obligation to determine whether the provisions of this subsection (b) have been satisfied.


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

         13. RESIGNATION OR REMOVAL OF ESCROW AGENT.

         (a) Escrow Agent may resign as such following the giving of thirty (30) days prior written notice to Superior, Enterprise, Whittaker and Aviant. Similarly, Escrow Agent may be removed and replaced following the giving of thirty (30) days prior written notice to the Escrow Agent by Superior, Enterprise, Whittaker and Aviant. Such resignation or removal shall take effect thirty (30) days after the date of such notice (or as of such earlier date as may be mutually agreeable); provided, however, that notwithstanding any such resignation or removal of the Escrow Agent pursuant to this Section 13, Escrow Agent shall continue to serve in its capacity as escrow agent until (i) a successor escrow agent is appointed in accordance with the provisions of this
Section 13 and has accepted such appointment and (ii) Escrow Agent's fees, costs and expenses have been paid and the Escrow Agent has delivered the balance of the Escrow Amount then in its possession to the successor escrow agent.

         (b) In the event that Superior, Enterprise, Whittaker and Aviant are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty (30) days following the date of the notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief; and, any such resulting appointment shall be binding upon all of the parties hereto.

         (c) Upon acknowledgment by any successor Escrow Agent of the receipt of the balance of the Escrow Amount, all duties, responsibilities, and obligations of the predecessor Escrow Agent under this Agreement arising from and after the date of such acknowledgment shall be terminated.

         14. NOTICES. All requests, directions, notices and other communications required or permitted to be made or given pursuant to this Agreement will be in writing and will be deemed to have been duly given or made if (a) delivered personally or (b) sent by a nationally-recognized overnight air courier service or mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses (or at such other address for a party as may be specified by like change of address):


                          If to Superior or Enterprise:

                        Enterprise Consulting Group, Inc.
                                4000 Town Center
                                   Suite 1100
                           Southfield, Michigan 48075
        Attention: Richard P. Saslow, Vice President and General Counsel

                           If to Whittaker or Aviant:

                              Whittaker Corporation
                             1955 N. Surveyor Avenue
                          Simi Valley, California 93063
                             Attention: John K. Otto



                             If to the Escrow Agent:
                           First of America Bank, N.A.
                                1001 South Worth
                         Birmingham, Michigan 48009-6943
                       Attention: ________________________



         Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.



         15. STATUS OF AGREEMENT. This Agreement sets forth the entire agreement among the parties governing the creation, maintenance and disposition of the escrow contemplated hereunder. The parties specifically acknowledge and agree that the Escrow Agent shall have only those duties specifically set forth in, and shall be required to act only in accordance with the terms and provisions of , this Agreement. References to the Asset Purchase Agreement are made herein for convenience only and the Escrow Agent is not responsible for or chargeable with knowledge of the terms and conditions of that agreement or any other agreement, instrument or document between the parties and shall have no liability, obligations, responsibilities or duties under any such agreements, instruments or documents.

         16. WAIVERS AND AMENDMENTS. Any term or provision of this Escrow Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Escrow Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment or supplementation, of this Escrow Agreement shall be effective only if in writing and signed by the person or party against whom enforcement thereof is sought. A waiver of any breach or failure to enforce any of the terms or conditions of this Escrow Agent Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Escrow Agreement.

         17. DESCRIPTIVE HEADINGS. The descriptive headings of this Escrow Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Escrow Agreement.

         18. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, the heirs, administrators, executors, successors and assigns of the parties hereto.

         19. EXPIRATION. Unless earlier terminated, this Agreement, and the Escrow Agent's duties hereunder, shall expire two years after the date hereof, except that Escrow Agent shall remain liable after expiration for payment of any outstanding checks delivered by it hereunder and for the return of any portion of the Escrow Amount then held by it; provided, that to the extent there then exists any dispute among any parties as to entitlement to any portion of the Escrow Amount, the following shall apply:

         (a) The Escrow Agent shall be entitled to hold such portion of the Escrow Amount beyond such expiration until receipt by Escrow Agent of (i) written instructions jointly executed by each party directing disposition of the Escrow Amount or (ii) an opinion of counsel to Superior, Enterprise, Whittaker or Aviant, stating that such counsel has received and reviewed the arbitrator's decision pursuant to Section 6 or any court order enforcing it (a copy of which shall be attached), and that the arbitrator's decision or court order constitutes a final, non-appealable decision or order (as applicable), in either case ordering distribution of the Escrow Amount. Thereafter, the Escrow Agent shall distribute such portion of the Escrow Amount in accordance with such instructions, order or arbitrator's ruling.

         (b) Alternatively, the Escrow Agent shall be entitled to commence an action for interpleader naming the parties, and deposit the assets remaining in the Escrow Account with a court of competent jurisdiction, upon which the Escrow Agent shall be relieved from further obligation with respect to those assets.

         20. GOVERNING LAW. This Escrow Agreement shall be governed by the laws of the State of Michigan without reference to choice of law principles which would require the application of the laws of any other jurisdiction.

         21. COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts and each of such counterparts shall, for all purposes, be deemed an original, and all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized, as of the day and year first above written.





SUPERIOR CONSULTANT HOLDINGS CORPORATION,     ENTERPRISE CONSULTING GROUP, INC.,
          A DELAWARE CORPORATION                    a Michigan corporation





BY:                                           By:
   --------------------------------------        -------------------------------




ITS:                                          Its:
    -------------------------------------         ------------------------------


     WHITTAKER CORPORATION,                          AVIANT INFORMATION, INC.,
     a Delaware corporation                          a California corporation



By:                                           By:
   --------------------------------------        -------------------------------




Its:                                          Its:
    -------------------------------------         ------------------------------





                           FIRST OF AMERICA BANK, N.A.






                     By:
                        --------------------------------




                     Its:
                         -------------------------------

                                    EXHIBIT A
                            SCHEDULE OF COMPENSATION




         In addition to reimbursement of its fees and expenses as provided in this Agreement, the Escrow Agent shall be paid an annual fee of $750 for each twelve month period during which it serves as such. The annual fee shall be paid with respect to the first year upon deposit of the Escrowed Funds and thereafter upon each anniversary of the date of the Escrow Agreement.